Exhibit 10.20

ITRON, INC.

AMENDED AND RESTATED
2002 EMPLOYEE STOCK PURCHASE PLAN

   As adopted by the board on February 28, 2005 and approved by the shareholders on May 3, 2005 and amended by the board on December 16, 2008

SECTION 1.    PURPOSE

The purposes of the Itron, Inc. Amended and Restated 2002 Employee Stock Purchase Plan (the “Plan”) are to (a) assist employees of Itron, Inc., a Washington corporation (the “Company”), and its parent and subsidiary corporations in acquiring a stock ownership interest in the Company, and (b) help employees provide for their future security and to encourage them to remain in the employment of the Company and its subsidiary corporations.  It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) (the “Section 423 Plan”), although the Company makes no undertaking nor representation to maintain such qualification.  In addition, the Plan authorizes the grant of Options (as defined below) that do not qualify under Section 423 of the Code (the “Non-423 Plan”) pursuant to rules, procedures or sub-plans adopted by the Plan Administrator (as defined below) designed to achieve favorable taxation, compliance with securities laws or other legal requirements or other objectives of the Company in particular locations outside the United States.  Except as otherwise indicated, the Section 423 Plan and the Non-423 Plan will operate and be administered in the same manner.

SECTION 2.    DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below.

“Additional Shares” has the meaning set forth in Section 8.2.

“Board” means the Board of Directors of the Company.

“Change Notice Date” has the meaning set forth in Section 11.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Itron, Inc., a Washington corporation.

“Company Transaction” means any of the following events:

(a) Consummation of any merger or consolidation of the Company with or into another corporation;

(b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company’s outstanding securities or all or substantially all the Company’s assets other than a transfer of the Company’s assets to a majority-owned Subsidiary Corporation; or

(c) Acquisition by a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act of a majority or more of the Company’s outstanding voting securities (whether directly or indirectly, beneficially or of record). Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

“Designated Corporation” has the meaning set forth under the definition of “Eligible Employee” in this Section 2.

“Eligible Compensation” means all regular cash compensation, including overtime, cash bonuses and commissions. Regular cash compensation does not include severance pay, hiring and relocation bonuses, pay in lieu of vacations, sick leave or any other special payments.

“Eligible Employee” means any employee of the Company (or any Parent Corporation or Subsidiary Corporation designated by the Plan Administrator (a “Designated Corporation”)) who is in the employ of the Company (or any such Designated Corporation) on one or more Offering Dates and who meets the following criteria:

(a) the employee does not, immediately after the Option is granted, own stock (as defined by Code Sections 423(b)(3) and 424(d)) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent or Subsidiary Corporation;

(b) the employee’s customary employment is for 20 hours or more per week or any lesser number of hours established by the Plan Administrator for a future Offering; and

(c) the employee’s customary employment is for more than five months in any calendar year or any lesser number of months established by the Plan Administrator for a future Offering.

If the Company permits employees of a Designated Corporation to participate in the Plan, the Plan Administrator shall determine whether such employees of a Designated Corporation shall participate in the Section 423 Plan or the Non-423 Plan.

“ESPP Broker” has the meaning set forth in Section 10.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall be as established in good faith by the Plan Administrator or, if the Stock is listed on the Nasdaq National Market (or any national stock exchange (an “exchange”) on which the Stock is at the time listed or admitted to trading), Fair Market Value shall mean the closing price of the Stock on the Offering Date or on the Purchase Date, as applicable. If no sales of the Stock were made on the Nasdaq National Market (or an exchange) on the applicable date, Fair Market Value shall mean the closing price of a share of the Stock as reported for the next preceding day on which sales of the Stock were made on the Nasdaq National Market (or an exchange).

 “Offering” has the meaning set forth in Section 5.1.

“Offering Date” means the first day of an Offering.

“Option” means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

“Non-423 Plan” means an employee stock purchase plan which does not meet the requirements set forth in Section 423 of the Code.

“Parent Corporation” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in Section 6.1 and who has not withdrawn from the Plan or whose participation in the Plan is not terminated.

“Plan” means the Itron, Inc. Amended and Restated 2002 Employee Stock Purchase Plan, as set forth herein, and as amended from time to time, which includes a Section 423 Plan and a Non-423 Plan.

“Plan Administrator” means any committee of the Board designated to administer the Plan under Section 3.1.

“Purchase Date” means the last day of each Purchase Period.

“Purchase Period” has the meaning set forth in Section 5.2.

“Purchase Price” has the meaning set forth in Section 8.

“Section 423 Plan” means an employee stock purchase plan which is designed to meet the requirements set forth in Section 423 of the Code.  The provisions of the Section 423 Plan shall be construed, administered and enforced in accordance with Section 423 of the Code.

“Stock” means the common stock, no par value, of the Company.

“Subscription Date” means the last day on which an Eligible Employee may enroll in an Offering Period.

“Subsidiary Corporation” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Successor Corporation” has the meaning set forth in Section 20.3.

SECTION 3.    ADMINISTRATION

3.1    Plan Administrator

The Plan shall be administered by the Compensation Committee of the Board, except to the extent that the Board appoints another committee or committees (which term includes subcommittees) consisting of one or more members of the Board to administer the Plan. Committee members shall serve for such terms as the Board may determine, subject to removal by the Board at any time.

3.2    Administration and Interpretation by the Plan Administrator

Subject to the provisions of the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423(b)(5). The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers or employees as it so determines.

SECTION 4.    STOCK SUBJECT TO PLAN

Subject to adjustment from time to time as provided in Section 20, the maximum number of shares of Stock that shall be available for issuance under the Plan shall be 704,411 shares.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

SECTION 5.    OFFERING DATES

5.1    Offerings

Except as otherwise set forth below, the Plan shall be implemented by a series of Offerings (each, an “Offering”). Offerings shall commence on January 1, April 1, July 1 and October 1 of each year and end on the next March 31, June 30, September 30 and December 31, respectively, occurring thereafter. Notwithstanding the foregoing, the Plan Administrator may establish (a) a different term for one or more future Offerings and (b) different commencing and ending dates for such Offerings; provided, however, that an Offering may not exceed five years. In the event the first or the last day of an Offering is not a regular business day, then the first day of the Offering shall be deemed to be the next regular business day and the last day of the Offering shall be deemed to be the last preceding regular business day.

5.2    Purchase Periods

Each Offering shall consist of one Purchase Period (a “Purchase Period”). The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. Purchase Periods shall commence on January 1, April 1, July 1 and October 1 of each year and shall end on the next March 31, June 30, September 30 and December 31, respectively, occurring thereafter. Notwithstanding the foregoing, the Plan Administrator may establish (a) a different term for one or more future Purchase Periods and (b) different commencing dates and Purchase Dates for any such Purchase Period. In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

SECTION 6.    PARTICIPATION IN THE PLAN

6.1    Initial Participation

An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Company’s payroll office not later than the last business day before such Offering Date (the “Subscription Date”) a subscription agreement indicating the Eligible Employee’s election to participate in the Plan and authorizing payroll deductions or other contributions. An Eligible Employee who does not deliver a subscription agreement to the Company’s payroll office on or before the Subscription Date shall not participate in the Plan for that Offering or for any subsequent Offering, unless such Eligible Employee subsequently enrolls in the Plan by filing a subscription agreement with the Company by the Subscription Date for such subsequent Offering. The Plan Administrator may, from time to time, change the Subscription Date as deemed advisable by the Plan Administrator in its sole discretion for the proper administration of the Plan.

An employee who becomes eligible to participate in the Plan after an Offering has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Eligible Employees may not participate in more than one Offering at a time.

6.2    Continued Participation

If a Participant withdraws from an Offering pursuant to Section 11.2, the Participant is required to file a new subscription agreement, as provided in Section 6.1, for the next Offering in which the Participant wishes to participate.

SECTION 7.    LIMITATIONS ON RIGHT TO PURCHASE SHARES

7.1    $25,000 Limitation

No Participant shall be entitled to purchase Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, a Parent Corporation or a Subsidiary Corporation) at a rate that exceeds $25,000 in Fair Market Value, determined as of the Offering Date for each Offering (or such other limit as may be imposed by the Code), for each calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this Section 7.1).

7.2    Number of Shares Purchased

No Participant shall be entitled to purchase more than 250 shares of Stock (or such other number as the Plan Administrator shall specify for a future Offering) under the Plan in any Purchase Period.

7.3    Pro Rata Allocation

In the event the number of shares of Stock that might be purchased by all Participants in the Plan exceeds the number of shares of Stock available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining shares of Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. Fractional shares may be issued under the Plan only to the extent permitted by the Board or the Plan Administrator.

SECTION 8.    PURCHASE PRICE

The purchase price (the “Purchase Price”) at which Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option granted under the Plan shall be 85% of the Fair Market Value of the Stock on the Purchase Date. Notwithstanding the foregoing, the Plan Administrator may establish a different Purchase Price for any Offering, which shall not be less than the Purchase Price set forth in the preceding sentence.

SECTION 9.    PAYMENT OF PURCHASE PRICE

9.1    General Rules

Subject to Section 9.11, Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant’s Eligible Compensation, except that eligible employees participating in the Non-423 Plan (or the Section 423 Plan if permitted under Code Section 423 regulations) may participate in the Plan through other means specified by the Plan Administrator to comply with non-U.S. legal requirements.  Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant’s Eligible Compensation during each pay period (or otherwise contributed) shall be determined by the Participant’s subscription agreement.

9.2    Amount Withheld or Contributed

The amount of payroll withholding with respect to the Plan for any Participant during any pay period (or any other contributions) shall be a fixed dollar amount or percentage of the Participant’s Eligible Compensation, such amount to be, in either case, at least 1% of the Participant’s Eligible Compensation for such pay period and not more than 10% of the Participant’s Eligible Compensation for such pay period (or such other percentages as the Plan Administrator may establish for future Offerings). Amounts shall be withheld (or contributed) in whole dollars or percentages only, as applicable.

9.3    Payroll Deductions and Other Contributions

Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering unless sooner altered or terminated as provided in the Plan.  For the Non-423 Plan (or the Section 423 Plan, if permitted), other contributions (if permitted) shall be made at the time and in the manner prescribed by the Plan Administrator and communicated to Eligible Employees in advance of the Subscription Date applicable to an Offering.

9.4    Memorandum Accounts

Individual accounts shall be maintained for each Participant for memorandum purposes only unless otherwise required under local law and the Option is granted under the Non-423 Plan (or determined to be permitted under Code Section 423 regulations).  All payroll deductions from a Participant’s compensation or other contributions which are credited to such account shall be deposited with the general funds of the Company.  All payroll deductions or contributions received or held by the Company may be used by the Company for any corporate purpose, except for deductions or contributions made to the Non-423 Plan (or the Section 423 Plan if permitted under Code Section 423 regulations) where, as determined by the Plan Administrator, non-U.S. law requires segregation of such amounts.

9.5    No Interest

Interest shall not be paid on sums withheld from a Participant’s compensation (or otherwise contributed), except as may be required by applicable law, as determined by the Plan Administrator, for Participants in the Non-423 Plan (or the Section 423 Plan if permitted under Code Section 423 regulations).

9.6    Acquisition of Stock

Subject to Section 7, on each Purchase Date of an Offering, each Participant shall automatically acquire, pursuant to the exercise of the Participant’s Option, the number of whole shares of Stock arrived at by dividing the total amount of the Participant’s accumulated payroll deductions or other contributions for the Purchase Period by the Purchase Price; provided, however, that in no event shall the number of shares of Stock purchased by the Participant exceed the number of shares of Stock subject to the Participant’s Option. Fractional shares may be issued under the Plan only to the extent permitted by the Board or the Plan Administrator.

9.7    Refund of Excess Amounts

Any cash balance remaining in the Participant’s account shall be refunded to the Participant as soon as practical after the Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount necessary to purchase a whole share of Stock, and the Board or the Plan Administrator has determined that fractional shares may not be issued, the Plan Administrator may establish procedures whereby such cash is maintained in the Participant’s account and applied to the purchase of Stock in the subsequent Purchase Period or Offering. If the Participant does not participate in the next Purchase Period, such remaining cash balance shall be refunded to the Participant as soon as practical after the Purchase Date without the payment of any interest.

9.8    Withholding Obligations

At the time the Option is exercised, in whole or in part, or at the time some or all of the Stock is disposed of, the Participant shall make adequate provision for local, federal, state and foreign withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Stock. The Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

9.9    Termination of Participation

No Stock shall be purchased on behalf of a Participant on a Purchase Date whose participation in a current Offering or the Plan has terminated on or before such Purchase Date.

9.10    Procedural Matters

The Plan Administrator may, from time to time, establish (a) limitations on the frequency and/or number of changes in the amount withheld (or otherwise contributed) during an Offering, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, and (d) such other limitations or procedures as deemed advisable by the Plan Administrator in the Plan Administrator’s sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423 (for Options granted under the Section 423 Plan).

9.11    Leaves of Absence

During leaves of absence approved by the Company or a Subsidiary Corporation or Parent Corporation and meeting the requirements of Treasury Regulations Section 1.421-7(h)(2) (for Participants in the U.S.), a Participant may continue participation in the Plan by delivering cash payments to the Company’s payroll office on the Participant’s normal paydays equal to the amount of his or her payroll deductions under the Plan had the Participant not taken a leave of absence. Currently, the Treasury Regulations provide that a Participant may continue participation in the Plan only during the first 90 days of a leave of absence unless the Participant’s reemployment rights are guaranteed by statute or contract.

SECTION 10.    EVIDENCE OF STOCK OWNERSHIP

Promptly following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into an account established in the Participant’s name at a stock brokerage or other financial services firm designated or approved by the Plan Administrator (the “ESPP Broker”). A Participant shall be free to undertake a disposition of the shares of Stock in his or her account at any time, but, in the absence of such a disposition, the shares of Stock must remain in the Participant’s account at the ESPP Broker until the holding periods set forth in Code Section 423(a) has been satisfied. With respect to shares of Stock for which the Code Section 423(a) holding periods have been satisfied, the Participant may move those shares of Stock to another brokerage account of the Participant’s choosing or request that a stock certificate be issued and delivered to him or her. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code Section 423(a) holding periods.

SECTION 11.    CHANGES IN WITHHOLDING OR CONTRIBUTION AMOUNTS AND VOLUNTARY WITHDRAWAL

11.1    Changes in Withholding or Contribution Amounts

(a) Unless the Plan Administrator establishes otherwise for a future Offering, during an Offering, a Participant may elect to decrease the amount withheld from his or her Eligible Compensation (or otherwise contributed) by filing an amended subscription agreement with the Company’s payroll office on or before the seventh day prior to the end of the pay period for which such election is to be effective (the “Change Notice Date”); provided, however, that the Plan Administrator may change such Change Notice Date from time to time. An amended subscription agreement shall remain in effect until the Participant changes such agreement in accordance with the terms of the Plan.

(b) Unless the Plan Administrator establishes otherwise for a future Offering, a Participant may elect to increase or decrease the amount to be withheld from his or her Eligible Compensation (or otherwise contributed) for future Offerings by completing and filing an amended subscription agreement with the Company’s payroll office by such Change Notice Date established by the Plan Administrator. An amended subscription agreement shall remain in effect until the Participant changes such agreement in accordance with the terms of the Plan.

(c) Notwithstanding the foregoing, to the extent necessary to comply with Code Section 423 and Section 7.2, a Participant’s payroll deductions or contributions shall be decreased to 0% during any Purchase Period if the aggregate of all payroll deductions or contributions accumulated with respect to one or more Purchase Periods ending within the same calendar year exceeds $25,000 of Fair Market Value of the Stock determined as of the first day of an Offering. Payroll deductions or contributions shall re-commence at the rate provided in such Participant’s subscription agreement at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless the Participant terminates participation in an Offering or the Plan as provided in Section 11.2 or Section 11.3 or indicates otherwise in an amended subscription agreement. Also notwithstanding the foregoing, a Participant’s payroll deductions or contributions shall be decreased to 0% at such time that the aggregate of all payroll deductions accumulated with respect to a Purchase Period exceeds the amount necessary to purchase 250 shares of Stock in such Purchase Period (or such other number as the Board or Committee shall specify for a future Offering). Payroll deductions or contributions shall re-commence at the rate provided in such Participant’s subscription agreement at the beginning of the next Purchase Period, provided the Participant continues to participate in the Plan and such participation complies with Section 7.2.

11.2    Withdrawal From an Offering

A Participant may withdraw from an Offering by completing and delivering to the Company’s payroll office a written notice of withdrawal on a form provided by the Plan Administrator for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering; provided, however, that if a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Stock acquired by the Participant in the earlier Purchase Periods. A Participant is prohibited from again participating in the same Offering at any time upon withdrawal from such Offering. The Company may, from time to time, impose a requirement that the notice of withdrawal be on file with the Company’s payroll office for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

11.3    Withdrawal From the Plan

A Participant may withdraw from the Plan by signing a written notice of withdrawal on a form provided by the Plan Administrator for such purpose and delivering such notice to the Company’s payroll office. In the event a Participant voluntarily elects to withdraw from the Plan, the withdrawing Participant may not resume participation in the Plan during the same Offering, but may participate in any subsequent Offering under the Plan by again satisfying the definition of Participant. The Company may, from time to time impose a requirement that the notice of withdrawal be on file with the Company’s payroll office for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

11.4    Return of Payroll Deductions or Contributions

Upon withdrawal from an Offering pursuant to Section 11.2 or from the Plan pursuant to Section 11.3, the withdrawing Participant’s accumulated payroll deductions or contributions that have not been applied to the purchase of Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest (subject to Section 9.5), to the Participant, and the Participant’s interest in the Offering shall terminate. Such accumulated payroll deductions or contributions may not be applied to any other Offering under the Plan.

SECTION 12.    TERMINATION OF EMPLOYMENT

Termination of a Participant’s employment with the Company or a Subsidiary Corporation or Parent Corporation for any reason, including retirement, death or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant’s participation in the Plan. In such event, the payroll deductions or contributions credited to the Participant’s account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant’s death, to the Participant’s legal representative, and all the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 12, unless required under applicable local law and the Option was granted under the Non-423 Plan (or permitted under Code Section 423 regulations).

SECTION 13.    RESTRICTIONS UPON ASSIGNMENT

13.1    Transferability

An Option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. The Plan Administrator will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant, other than by will or the laws of descent and distribution, of the Participant’s interest in the Plan, of his or her Option or of any rights under his or her Option.

13.2    Beneficiary Designation

A Participant may designate on a Company-approved form a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event the Participant dies after the Purchase Date for an Offering but prior to delivery to such Participant of such shares and cash if such designations are permitted by the Plan Administrator.  In addition, if permitted by the Plan Administrator, a Participant may designate on a Company-approved form a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event that the Participant dies before the Purchase Date for an Offering. Such designation may be changed by the Participant at any time by written notice to the Company.

SECTION 14.    NO RIGHTS OF SHAREHOLDER UNTIL SHARES ISSUED

With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a shareholder of the Company, and he or she shall not have any of the rights or privileges of a shareholder. A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, the shares have been issued following exercise of the Participant’s Option.

SECTION 15.    LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN

The Plan is intended to provide Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his or her own affairs. A Participant, therefore, may sell Stock purchased under the Plan at any time he or she chooses subject to compliance with Company policies and any applicable federal and state securities laws. A Participant assumes the risk of any market fluctuations in the price of the Stock.

SECTION 16.    AMENDMENT OF THE PLAN

The Board may amend the Plan in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Code Section 423 or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation; and provided further, no amendment to the Plan shall make any change in any Option previously granted which adversely affects the rights of any Participant.

SECTION 17.    SUSPENSION OR TERMINATION OF THE PLAN

The Board may suspend or terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate on, and no Options shall be granted after May 24, 2012. No Options shall be granted during any period of suspension of the Plan. Except as provided in Section 20, no such termination of the Plan may affect Options previously granted; provided, however, that the Plan or an Offering may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering and a Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering is in the best interests of the Company and the shareholders or if continuation of the Plan and/or the Offering would cause the Company to incur adverse accounting charges as a result of a change in the generally accepted accounting rules applicable to the Plan.

SECTION 18.    NO RIGHTS AS AN EMPLOYEE

Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent Corporation or Subsidiary Corporation or to affect the right of the Company and the Parent Corporations and Subsidiary Corporations to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

SECTION 19.    EFFECT UPON OTHER PLANS

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent Corporation or Subsidiary Corporation. Nothing in the Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation to (a) establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 20.    ADJUSTMENTS

20.1    Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Stock, then the Plan Administrator, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and kind of shares of Stock subject to the Plan as set forth in Section 4, (ii) the maximum number and kind of securities that are subject to any outstanding Option and the per share price of such securities and (iii) the maximum number and kind of shares of Stock that may be purchased by a Participant in a Purchase Period. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution, liquidation or Company Transaction shall not be governed by this Section 20.1 but shall be governed by Sections 20.2 and 20.3, respectively.

20.2    Dissolution or Liquidation of the Company

In the event of the proposed dissolution or liquidation of the Company, the Offering then in progress shall be shortened by setting a new Purchase Date and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The new Purchase Date shall be a specified date before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each Participant in writing prior to the new Purchase Date that the Purchase Date for the Participant’s Option has been changed to the new Purchase Date and that the Participant’s Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from an Offering then in progress or the Plan as provided in Section 11.

20.3    Company Transaction

In the event of a proposed Company Transaction, each outstanding Option shall be assumed or an equivalent option substituted by the successor company or parent thereof (the “Successor Corporation”). In the event that the Successor Corporation refuses to assume or substitute for the Option, any Offering then in progress shall be shortened by setting a new Purchase Date. The new Purchase Date shall be a specified date before the date of the Company Transaction. The Board shall notify each Participant in writing, prior to the new Purchase Date, that the Purchase Date for the Participant’s Option has been changed to the new Purchase Date and that the Participant’s Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from an Offering then in progress or the Plan as provided in Section 11.

20.4    Limitations

The grant of Options will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 21.    REGISTRATION; CERTIFICATES FOR SHARES

The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Stock. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

SECTION 22.    GOVERNING LAW

The Plan and all determinations made and actions taken hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington, without giving effect to such state’s conflict of laws principles.

SECTION 23.    EFFECTIVE DATE

The Plan’s effective date is the date on which it is approved by the Company’s shareholders.